EXHIBIT 99(i)

                                                                      PBHG FUNDS
                               CONSENT OF COUNSEL


     We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information, which is included in Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 52 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.


                                      /S/ BALLARD SPAHR ANDREWS & INGERSOLL LLP
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 27, 2002